UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2010
CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (304) 598-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensation Arrangements of Certain Officers
On June 10, 2010, Centra Financial Holdings, Inc. modified Employment Agreements with Henry M. Kayes, Jr. regarding his continued employment as Senior Vice President and Chief Credit Officer, Darren K. Williams regarding his continued employment as Vice President and Chief Financial Officer and Kevin D. Lemley regarding this continued employment as Vice President and Chief Credit Administration Officer. Each agreement is for a term of two years, and the employee is entitled to two years’ compensation and benefits (except for use of an automobile and country club dues) in the event of a termination which is not for just cause. Mr. Kayes’ agreement provides for an annual salary of $192,500, Mr. Williams’ agreement provides for an annual salary of $130,000, and Mr. Lemley’s agreement provides for an annual salary of $132,000.

Item 9.01	Exhibits

Exhibit 10.51	Employment and Change-of-Control Agreement with Henry M. Kayes, Jr dated June 10, 2010

Exhibit 10.52	Employment and Change-of-Control Agreement with Darren K. Williams dated June 10, 2010

Exhibit 10.53	Employment and Change-of-Control Agreement with Kevin D. Lemley dated June 10, 2010

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 11, 2010	Centra Financial Holdings, Inc.

	By:	/s/ Darren K. Williams
Darren K Williams, Vice President
and Chief Financial Officer